Exhibit 10.4

EXECUTION VERSION
June 29, 2023

RE:    Brookfield Real Estate Income Trust Inc.

Ladies and Gentlemen:
This letter agreement (this “Letter Agreement”) is being entered into in connection with the contribution by Brookfield Corporate Treasury Ltd. (“Treasury”) of an amount (the “Contribution”) to Oaktree Capital Group, LLC (“OCG”) in respect of OCG’s indirect acquisition (the “Acquisition”) of 100% of the interests in BUSI II GP-C LLC (“II GP-C”), BUSI II-C L.P. (“II-C”), BUSI II SLP-GP LLC (“II SLP-GP”) and Brookfield REIT OP Special Limited Partner L.P. (collectively, and, together with any additional entities that may become direct or indirect subsidiaries of NTR (as defined below) and that beneficially own shares of the REIT (as defined below), the “REIT Entities”), which such REIT Entities are the owners of the Class I and Class E Common Shares of Brookfield Real Estate Income Trust Inc. (the “REIT”). In consideration of the Contribution and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OCG does hereby agree with Treasury as follows (capitalized terms not defined herein have the meanings set forth in the Sixth Amended and Restated Operating Agreement of OCG, dated as of March 20, 2023 (as amended, supplemented or otherwise modified the “Operating Agreement”)):

        WHEREAS, Treasury is the sole holder of the Class A Units of OCG;

        WHEREAS, OCG has formed, prior to the date hereof, OCG NTR Holdings, LLC (“NTR”); and

        WHEREAS, OCG shall cause NTR to acquire the REIT Entities with the proceeds from the Contribution made by Treasury.

1.Capital Contributions. Notwithstanding any provision of the Operating Agreement to the contrary, OCG hereby agrees that Treasury shall have the right, in its sole and absolute discretion, to make up to $200,000,000 of additional Capital Contributions to OCG to be utilized in connection with OCG’s indirect ownership of the REIT or any other matters with respect to the operations of NTR and the REIT Entities, and no vote, approval or other authorization will be required in connection with such additional Capital Contributions. To the extent Treasury determines such additional Capital Contributions should be contributed to NTR, Treasury shall notify OCG at least three (3) Business Days in advance and OCG shall cause such amounts to be contributed to NTR as soon as practicable after receipt thereof. For the avoidance of doubt, any such additional Capital Contributions made from Treasury to OCG, as described above, will not require the issuance of any new Class A Units of OCG.
2.Notice. OCG hereby agrees to notify Treasury in the event it becomes aware that any series of Units (as defined in the Operating Agreement) may be delisted from, or that trading of any series of Units may be suspended in, the New York Stock Exchange (a “Delisting Event”). OCG shall provide such notice as soon as reasonably practicable, and, in any event, no less than ninety (90) days prior to any voluntary Delisting Event.
3.Counterparts. This Letter Agreement may be executed and delivered in one or more counterparts, all of which shall constitute one and the same instrument.

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4.Entire Agreement. This Letter Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
5.Governing Law. This Letter Agreement, all questions concerning the construction, interpretation and validity of this Letter Agreement, the rights and obligations of the parties hereto, all claims or causes of action that may be based upon, arise out of or related to this Letter Agreement and the negotiation, execution or performance of this Letter Agreement (including any claim or cause of action based upon or arising out of or related to any representation or warranty made in or in connection with this Letter Agreement or as an inducement to enter this Letter Agreement) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.
6.Amendments, Modifications, Waivers. This Letter Agreement may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
7.Headings. The section headings in this Letter Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
8.Further Assurances. Each of the parties hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Letter Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed as of the date first above written.

OAKTREE CAPITAL GROUP, LLC

By:_/s/ Richard Ting________________ Name: Richard Ting Title: Managing Director, Associate General Counsel and Assistant Secretary

By:_/s/ Jeffrey Joseph________________ Name: Jeffrey Joseph Title: Managing Director

BROOKFIELD CORPORATE TREASURY LTD.

By:_/s/ Bowen Li____________________ Name: Bowen Li Title: Director

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